                                                                    EXHIBIT 2.1





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                           PLAN OF REORGANIZATION AND

                            STOCK PURCHASE AGREEMENT



                                     among:



                              JAVELIN SYSTEMS, INC.
                             a Delaware corporation;



                                CCI GROUP, INC.,
                             a Missouri corporation;



                                       and



                       THE SHAREHOLDERS OF CCI GROUP, INC.

                            ------------------------

                          Dated as of December 22, 1997

                            ------------------------


================================================================================

SECTION 1.  ISSUANCE AND EXCHANGE OF PURCHASER COMMON STOCK
            FOR THE SHARES; RELATED TRANSACTIONS.............................1
         1.1      Issuance and Exchange......................................1
         1.2      Legends....................................................1
         1.3      Indemnity and Escrow.......................................2
         1.4      Closing....................................................2
SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
            THE SELLING SHAREHOLDERS.........................................3
         2.1      Due Organization; Subsidiaries; Etc........................3
         2.2      Certificate of Incorporation and Bylaws; Records...........4
         2.3      Capitalization, Etc........................................4
         2.4      Financial Statements.......................................5
         2.5      Absence of Changes.........................................5
         2.6      Title to Assets............................................7
         2.7      Receivables; Major Customers...............................8
         2.8      Inventory..................................................8
         2.9      Equipment, Etc.............................................8
         2.10     Real Property..............................................8
         2.11     Proprietary Assets.........................................9
         2.12     Contracts..................................................9
         2.13     Liabilities; Major Suppliers..............................11
         2.14     Compliance With Legal Requirements........................11
         2.15     Governmental Authorizations...............................12
         2.16     Tax Matters...............................................13
         2.17     Employee and Labor Matters................................15
         2.18     Benefit Plans; ERISA......................................16
         2.19     Environmental Matters.....................................18
         2.20     Sale of Products; Performance of Services.................19
         2.21     Insurance.................................................20
         2.22     Related Party Transactions................................21
         2.23     Certain Payments, Etc.....................................21
         2.24     Proceedings; Orders.......................................22
         2.25     Authority; Binding Nature of Agreements...................22
         2.26     Non-Contravention; Consents...............................23
         2.27     Brokers...................................................24
         2.28     Selling Shareholders......................................24
         2.29     Full Disclosure...........................................25
         2.30     Investment Representations................................26
SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................27



                                       i.

         3.1      Acquisition of Shares.....................................27
         3.2      Due Organization..........................................27
         3.3      Capitalization, Etc.......................................27
         3.4      Authority; Binding Nature of Agreement....................28
         3.5      SEC Filings...............................................28
         3.6      Non-Contravention; Consents...............................28
         3.7      Brokers...................................................28
SECTION 4.  INDEMNIFICATION, ETC............................................29
         4.1      Survival of Representations and Warranties................29
         4.2      Indemnification by the Selling Shareholders...............29
         4.3      Right to Require Cure of Breach...........................30
         4.4      No Contribution...........................................30
         4.5      Setoff....................................................30
         4.6      Nonexclusivity of Indemnification Remedies................30
         4.7      Defense of Third Party Claims.............................30
         4.8      Exercise of Remedies by Indemnities Other Than Purchaser..31
SECTION 5.  MISCELLANEOUS PROVISIONS........................................31
         5.1      Further Assurances........................................31
         5.2      Fees and Expenses.........................................32
         5.3      Attorneys' Fees...........................................32
         5.4      Notices...................................................32
         5.5      Publicity.................................................33
         5.6      Time of the Essence.......................................34
         5.7      Headings..................................................34
         5.8      Counterparts..............................................34
         5.9      Governing Law; Venue......................................34
         5.10     Successors and Assigns....................................35
         5.11     Remedies Cumulative; Specific Performance.................35
         5.12     Waiver....................................................35
         5.13     Amendments................................................35
         5.14     Severability..............................................36
         5.15     Parties in Interest.......................................36
         5.16     Entire Agreement..........................................36
         5.17     Construction..............................................36
         5.18     Selling Shareholders' Agent...............................36



                                      ii.

                                    EXHIBITS



Exhibit A:     Certain Definitions

Exhibit B:     Form of Escrow Agreement

Exhibit C:     Investor Questionnaire

Exhibit D:     Form of Greensfelder, Hemker & Gale, P.C. opinion letter

Exhibit E:     Form of Employment Agreement

Exhibit F:     Form of Cooley Godward LLP opinion letter


                                    SCHEDULES

Schedule 1:    Selling Shareholders


                                      iii.

                           PLAN OF REORGANIZATION AND
                            STOCK PURCHASE AGREEMENT

         THIS PLAN OF REORGANIZATION AND STOCK PURCHASE AGREEMENT is entered into as of December 22, 1997, by and among Javelin Systems, Inc., a Delaware corporation (the "Purchaser"), CCI GROUP, INC., a Missouri corporation ("the Company"), ROBERT NICHOLS, as agent ("Agent") for the Selling Shareholders and the following persons which constitute all of the shareholders of the Company (the "Selling Shareholders"): ROBERT NICHOLS, ROBERT HESS, MELISSA SOBO and RENEE VOIROL. Certain capitalized terms used in this Agreement are defined on Exhibit A.

                                    RECITALS

         A. The Selling Shareholders collectively own 1,000 shares of the common stock of the Company (the "Shares"), which constitute all of the outstanding capital stock of the Company.

         B. The Selling Shareholders wish to sell the Shares to the Purchaser and the Purchaser wishes to purchase the Shares from the Selling Shareholders upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         The Purchaser, the Company and the Selling Shareholders, intending to be legally bound, agree as follows:

         SECTION 1. ISSUANCE AND EXCHANGE OF PURCHASER COMMON STOCK FOR THE SHARES; RELATED TRANSACTIONS.

         1.1 ISSUANCE AND EXCHANGE. Subject to the terms and upon the conditions set forth in this Agreement, and except as otherwise provided by Section 1.3, on the Closing Date, Purchaser shall issue to each Selling Shareholder the number of shares of Purchaser Common Stock set forth opposite their names on Schedule 1 attached hereto in exchange for all the Shares owned by such Selling Shareholder set forth opposite their names on Schedule 1 attached hereto.

         1.2 LEGENDS. The shares of Purchaser Common Stock to be issued to each Selling Shareholder pursuant to this Agreement are being issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and each certificate representing any of such shares shall bear the following legend or similar legend deemed appropriate by the Company:

           "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE


                                       1.

          ACT OR IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

        1.3 INDEMNITY AND ESCROW. On the Closing Date, Purchaser shall withhold 290,000 of the shares of Purchaser Common Stock (the "Indemnity Shares") required to be issued to the Selling Shareholders pursuant to Section 1.1(a) from each Selling Shareholder in the amounts set forth on Schedule 1 attached hereto. The Indemnity Shares shall be delivered to City National Bank (the "Escrow Agent") as collateral for the Company's and the Selling Shareholder's indemnification obligations set forth in Section 4. The Indemnity Shares will be represented by certificates issued in the names of the Selling Shareholders according to their respective pro rata percentage of the Indemnity Shares, and shall be held in escrow by the Escrow Agent to be applied in satisfaction of any claims made on or before the date that is thirty (30) days after the receipt by Purchaser of its final audited consolidated financial statements for the fiscal year ended June 30, 1998. The administration of the Indemnity Shares by the Escrow Agent shall be conducted pursuant to the terms of an escrow agreement in the form of Exhibit B attached hereto among Purchaser, the Selling Shareholders and the Escrow Agent.

        1.4 CLOSING.

            (a) The closing of the sale of the Shares to the Purchaser (the "Closing") shall take place at the offices of Cooley Godward LLP at 4365 Executive Drive, Suite 1100, San Diego, California at 10:00 a.m. California time on December 22, 1997 or such other place or time as the Purchaser and the Agent may jointly designate. For purposes of this Agreement: "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.4(a); and "Closing Date" shall mean the time and date as of which the Closing actually takes place.

            (b) At the Closing:

                (i) each Selling Shareholder shall deliver to the Purchaser the stock certificate or certificates representing all of the Shares held by such Selling Shareholder, duly endorsed (or accompanied by duly executed stock powers) and the Purchaser shall deliver to such Selling Shareholder a stock certificate representing the shares of Purchaser Common Stock to be issued to such Selling Shareholder pursuant to Section 1.1(a) less the Indemnity Shares;

                (ii) the Purchaser shall deliver to the Escrow Agent, to be held in escrow, a stock certificate representing the shares of Purchaser Common Stock to be withheld pursuant to Section 1.3;

                (iii) each Selling Shareholder shall deliver to Purchaser an executed Investor Qualification Questionnaire in the form of Exhibit C;

                (iv) the Purchaser, each Selling Shareholder and the Escrow Agent shall execute and deliver to the other an Escrow Agreement substantially in the form of Exhibit B attached hereto (the "Escrow Agreement");



                                       2.

                (v) the Purchaser shall receive an opinion letter from Company counsel, dated the Closing Date, in the form of Exhibit D.

                (vi) the Selling Shareholders shall receive an opinion letter from Purchaser's counsel, dated the Closing Date in the form of Exhibit F.

                (vii) the Purchaser shall receive a certificate of estoppel in a form acceptable to Purchaser from landlords and/or lenders with respect to owned or leased real property dated no earlier than three days before the Closing Date.

                (viii) each of Robert Nichols, Robert Hess, Melissa Sobo and Chris Rodgers shall execute and deliver an Employment Agreement substantially in the form of Exhibit E;

                (ix) the Selling Shareholders shall cause to be delivered to the Purchaser written resignations, effective as of the Closing Date, indicating that each of the members of the board of directors of the Company has resigned as a member of the board of directors and, except as contemplated by Section 1.4(b)(viii), each officer of the Company has resigned as an Officer of the Company; and

                (x) each of the Selling Shareholders shall execute and deliver to the Purchaser such other documents as the Purchaser may reasonably request in order to facilitate the consummation of the transactions contemplated by this Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY And THE SELLING SHAREHOLDERS

        The Company and the Selling Shareholders, jointly and severally, represent and warrant, to and for the benefit of the Indemnities, that, except as set forth in the disclosure schedule delivered by the Company and the Selling Shareholders to the Purchaser on the date of this Agreement (the "Disclosure Schedule"):

        2.1      DUE ORGANIZATION; SUBSIDIARIES; ETC.

                 (a) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used and to perform its obligations under all Contracts to which the Company or any of its subsidiaries is a party.

                 (b) The Company and each of its subsidiaries is not, and has never been, required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule. The Company and each of its subsidiaries is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.



                                       3.

                 (c) Part 2.1 of the Disclosure Schedule accurately and completely sets forth as of the date hereof (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, (iii) the names and titles of the Company's officers, and (iv) the name of the members of the board of directors, the names of the members of each committee of the board of directors and the names and titles of each of the officers of each of the Company's subsidiaries.

                 (d) Neither the Company nor any of its respective shareholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or any of its subsidiaries or the winding up or cessation of any of the Company's or any of its subsidiaries' business or affairs.

                 (e) Except as set forth on Part 2.1 of the Disclosure Schedule, the Company has no subsidiaries, and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

         2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to the Purchaser accurate and complete copies of the articles of incorporation and bylaws, including all amendments thereto of the Company and each of its subsidiaries; the stock records of the Company and each of its subsidiaries, and the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company and each of its subsidiaries, the board of directors of the Company and each of its subsidiaries and all
committees   of  the  board  of  directors  of  the  Company  and  each  of  its subsidiaries. There have been no meetings or other proceedings of the shareholders of the Company or any of its subsidiaries, the board of directors of the Company or any of its subsidiaries or any committee of the board of directors of the Company or any of its subsidiaries that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the articles of incorporation of the Company or any of its subsidiaries or bylaws or of any resolution adopted by the board of directors of the Company or any of its subsidiaries; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation. The books of account, stock records, minute books and other records of each of the Company and each of its subsidiaries are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices.

         2.3      CAPITALIZATION, ETC.

                  (a) The authorized capital stock of the Company consists of 30,000 shares of common stock having a par value of $1.00 per share, of which 1,000 shares (constituting all of the Shares) have been issued and are outstanding. The Selling Shareholders have, and the Purchaser will acquire at the Closing, good and valid title to the Shares free and clear of any Encumbrances. All of the Shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements.


                                       4.

                  (b) There is no outstanding subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or any of its subsidiaries; outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any of its subsidiaries; Contract under which the Company or any of its subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any of its subsidiaries. Except as set forth in Part 2.3(b) of the Disclosure Schedule, neither the Company nor any of its subsidiaries has ever repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities.

         2.4 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser the following financial statements and notes (collectively, the "Company Financial Statements"): the unaudited consolidated balance sheets of the Company as of December 31, 1996 and the related unaudited consolidated statements of operations, changes in shareholders' equity and cash flows of the Company for the years then ended, together with the notes thereto; and the unaudited consolidated balance sheet of the Company as of November 30, 1997 (the "Unaudited Interim Balance Sheet"), and the related unaudited consolidated statement of operations of the Company for the eleven (11) months then ended, together with the notes thereto. The Company Financial Statements present fairly the financial condition and assets and liabilities of the Company as of the respective dates thereof and the results of operations, changes in shareholders' equity and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered (except that the Unaudited Interim Balance Sheet of the Company and the related unaudited statements of operations, changes in shareholders' equity and cash flows do not contain footnotes and are subject to normal and recurring year-end adjustments, which will not, individually or in the aggregate, be material in magnitude.)

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since November 30, 1997:

                  (a) there has not been any adverse change in the business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), of the Company or any of its subsidiaries and no event has occurred that might have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) of the Company or any of its subsidiaries;

                  (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Company's assets or the assets of any of the Company's subsidiaries (whether or not covered by insurance);


                                       5.

                  (c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                  (d) neither the Company nor any of its subsidiaries has sold or otherwise issued any shares of capital stock or any other securities;

                  (e) neither the Company nor any of its subsidiaries has purchased or otherwise acquired any asset from any other Person, except for assets acquired by the Company or such subsidiary in the ordinary course of business and consistent with past practice;

                  (f) neither the Company nor any of its subsidiaries has leased or licensed any asset from any other Person;

                  (g) neither the Company nor any of its subsidiaries has made any capital expenditure in excess of $25,000;

                  (h) neither the Company nor any of its subsidiaries has sold or otherwise transferred, leased or licensed, any asset to any other Person except for products sold by the Company or such subsidiary from its inventory in the ordinary course of business and consistent with past practice;

                  (i) neither the Company nor any of its subsidiaries has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (j) neither the Company nor any of its subsidiaries has pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

                  (k) neither the Company nor any of its subsidiaries has made any loan or advance to any other Person;

                  (l) neither the Company nor any of its subsidiaries has (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (m)  neither  the  Company  nor  any of its  subsidiaries  has entered into, and neither the Company, its subsidiaries nor any of the assets owned or used by the Company or any of its subsidiaries has become bound by, any Contract that contemplates or involves the payment of cash or other consideration in an amount or having a value in excess of $50,000;

                  (n)  no   Contract   by  which  the  Company  or  any  of  its
subsidiaries or any of the assets owned or used by the Company or any of its subsidiaries is or was bound, or under which


                                       6.

the Company or any of its subsidiaries has or had any rights or interest, has been amended or terminated;

                  (o) neither the Company nor any of its subsidiaries has incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company or any of its subsidiaries in the ordinary course of business and consistent with past practice;

                  (p) neither the Company nor any of its subsidiaries has discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) are reflected in the Unaudited Interim Balance Sheet or have been incurred by the Company or any of its subsidiaries since December 31, 1996 in the ordinary course of business and consistent with past practice, and (ii) have been discharged or paid in the ordinary course of business and consistent with past practice;

                  (q) neither the Company nor any of its subsidiaries has forgiven any debt or otherwise released or waived any right or claim;

                  (r) neither the Company nor any of its subsidiaries has changed any of its methods of accounting or accounting practices in any respect;

                  (s) neither the Company nor any of its subsidiaries has entered into any transaction or taken any other action outside the ordinary course of business; and

                  (t) neither the Company nor any of its subsidiaries has agreed, committed or offered (in writing or otherwise), and has attempted, to take any of the actions referred to in clauses "(c)" through "(s)" above.

         2.6      TITLE TO ASSETS.

                  (a) the Company and each of its subsidiaries owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold by the Company since December 1, 1997 in the ordinary course of business); all assets acquired by the Company and each of its subsidiaries since December 1, 1997 (except for inventory sold by the Company and each of its subsidiaries since December 1, 1997 in the ordinary course of business); all assets referred to in Parts 2.7, 2.8, 2.9 and 2.10 of the Disclosure Schedule and all of the Company's rights under any Contracts to which the Company or any of its subsidiaries is a party; and all other assets reflected in the Company's books and records as being owned by the Company and each of its subsidiaries. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company and each of its subsidiaries free and clear of any Encumbrances.

                  (b) Part 2.6 of the Disclosure Schedule identifies all assets that are being leased or licensed to the Company or any of its subsidiaries.




                                       7.

         2.7 RECEIVABLES; MAJOR CUSTOMERS. Part 2.7 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company and each of its subsidiaries as of November 30, 1997. Except as set forth in Part 2.7 of the Disclosure Schedule, all existing accounts receivable of the Company and each of its subsidiaries (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since December 1, 1997 and have not yet been collected): represent valid obligations of customers of the Company or any of its subsidiaries arising from bona fide transactions entered into in the ordinary course of business. The allowance for doubtful accounts reflected in the Unaudited Interim Balance Sheet is consistent with the Company's prior practice and is a reasonable estimate of such accounts. Neither the Company nor any of its subsidiaries has received any notice or other communication (in writing or otherwise), or any other information, indicating that any customer, supplier or other Person may cease dealing with the Company or any of its subsidiaries or may otherwise reduce the volume of business transacted by such Person with the Company or any of its subsidiaries below historical levels.

         2.8 INVENTORY. Part 2.8 of the Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of the Company and each of its subsidiaries as of November 30, 1997. All of the existing inventory of the Company and the inventory of each of its subsidiaries (including all inventory that is reflected on the Unaudited Interim Balance Sheet and that has not been disposed of by the Company since December 1, 1997): is of such quality and quantity as to be usable and saleable by the Company or any of its subsidiaries in the ordinary course of business; is free of any defect or deficiency. The inventory levels maintained by the Company and each of its subsidiaries (i) are not excessive in light of the normal operating requirements of the Company and each of its subsidiaries and (ii) are adequate for the conduct and operations of the Company and each of its subsidiaries in the ordinary course of business.

         2.9      EQUIPMENT, ETC.

                  (a) Part 2.9 of the Disclosure Schedule accurately identifies all equipment, furniture, fixtures, improvements and other tangible assets (other than inventory) owned by the Company and each of its subsidiaries, and accurately sets forth the date of acquisition, original cost and book value of each of said assets. Part 2.9 of the Disclosure Schedule also accurately identifies all tangible assets leased to the Company and each of its subsidiaries. Each asset identified or required to be identified in Part 2.9 of the Disclosure Schedule: is structurally sound and in good condition and repair (ordinary wear and tear excepted); complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements; and is adequate for the uses to which it is being put. The assets identified in Part 2.9 of the Disclosure Schedule are adequate for the conduct of the business of the Company and each of its subsidiaries in the manner in which such business is currently being conducted.

         2.10 REAL PROPERTY. Neither the Company nor any of its subsidiaries own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.12 of the Disclosure Schedule.


                                       8.

         2.11     PROPRIETARY ASSETS.

                  (a) Except as set forth in Part 2.11 of the Disclosure Schedule, there is no patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered) or copyright application that is owned by or licensed to the Company or any of its subsidiaries or that is otherwise used by the Company or any of its subsidiaries in their respective businesses.

                  (b) The Company and each of its subsidiaries has taken reasonable measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset identified or required to be identified in Part
2.11 of the Disclosure Schedule. The Company and each of its subsidiaries has good, valid and marketable title to all of the Proprietary Assets owned by the Company and each of its subsidiaries, respectively, free and clear of all Encumbrances, and has a valid right to use and otherwise exploit, and to license others to use and otherwise exploit, all Proprietary Assets licensed to or used by the Company or any of its subsidiaries.

                  (c) The Company and each of its subsidiaries is not infringing, and has not at any time infringed, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the best Knowledge of the Company and the Selling Shareholders, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by or licensed to the Company or any of its subsidiaries.

                  (d) The Proprietary Assets identified in Part 2.11 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable the Company and each of its subsidiaries to conduct its business in the manner in which its business is currently being conducted.

         2.12     CONTRACTS.

                  (a) Part 2.12 of the Disclosure Schedule identifies each Material Company Contract. The Company has delivered to the Purchaser accurate and complete copies of all Material Company Contracts identified in Part 2.12 of the Disclosure Schedule, including all amendments thereto.

                  (b) Each Material Company Contract is valid and in full force and effect, and is enforceable by the Company or its subsidiaries, as applicable, in accordance with its terms.

                  (c)  Except  as set  forth  in  Part  2.12  of the  Disclosure
Schedule:

                       (i) to the best Knowledge of the Company and the Selling Shareholders, no Person has violated or breached, or declared or committed any default under, any Material Company Contract;


                                       9.

                       (ii) to the best Knowledge of the Company and the Selling Shareholders, no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Material Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Company Contract, or (D) give any Person the right to cancel, terminate or modify any Material Company Contract;

                       (iii) neither the Company nor any of its subsidiaries has received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Material Company Contract; and

                       (iv) neither the Company nor any of its subsidiaries has waived any of its rights under any Material Company Contract.

                  (d) To the best Knowledge of the Company and the Selling Shareholders, each Person against which the Company or any of its subsidiaries has or may acquire any rights under any Material Company Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Company or its subsidiaries as the case may be.

                  (e)  Except  as set  forth  in  Part  2.12  of the  Disclosure
Schedule:

                       (i) neither the Company nor any of its subsidiaries has ever guaranteed or otherwise agreed to cause, insure or become liable for, and neither the Company nor any of its subsidiaries has ever pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and

                       (ii) neither the Company nor any of its subsidiaries has ever been a party to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock option, stock appreciation right, phantom stock right or similar right or interest that has not been satisfied in full.

                  (f) The performance of the Material Company Contracts will not result in any violation of or failure to comply with any Legal Requirement.

                  (g) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Company or any of its subsidiaries under any Material Company Contract or any other term or provision of any Material Company Contract.

                  (h) The Material Company Contracts identified in Part 2.12 of the Disclosure Schedule constitute all of the Contracts necessary to enable the Company and each of its subsidiaries to conduct its business in the manner in which its business is currently being conducted.



                                      10.

                  (i) Part 2.12 of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Company or any of its subsidiaries.

         2.13     LIABILITIES; MAJOR SUPPLIERS.

                  (a) Neither the Company nor any of its subsidiaries has any Liabilities, except for:

                           (i)      liabilities identified on the Unaudited
Interim Balance Sheet;

                           (ii) accounts payable (of the type required to be
reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company or any of its subsidiaries in the ordinary course of business since December 1, 1997 which do not in the aggregate exceed $25,000; and

                           (iii) the Company's, and each of its subsidiaries's,
as the case may be, obligations under the Material Company Contracts listed in
Part 2.12 of the Disclosure Schedule, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

                  (b)      Part 2.13 of the Disclosure Schedule:

                           (i) provides an accurate and complete breakdown and
aging of the accounts payable of the Company and each of its subsidiaries as of November 30, 1997;

                           (ii) provides an accurate and complete breakdown of
all customer deposits and other deposits held by the Company and each of its subsidiaries as of the date of this Agreement; and

                           (iii) provides an accurate and complete breakdown of
the long-term debt of the Company and each of its subsidiaries as of the date of this Agreement.

                  (c) Part 2.13 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that received (i) more than $100,000 from the Company or any of its subsidiaries in 1996, or (ii) more than $100,000 from the Company or any of its subsidiaries in the first three quarters of 1997.

         2.14     COMPLIANCE WITH LEGAL REQUIREMENTS.

                  (a)      Except as set forth in Part 2.14 of the Disclosure
Schedule:

                           (i) the Company and each of its subsidiaries is in
full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;



                                      11.

                           (ii) the Company and each of its subsidiaries has at
all times been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (iii) no event has occurred, and no condition or
circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company or any of its subsidiaries of, or a failure on the part of the Company or any of its subsidiaries to comply with, any Legal Requirement; and

                           (iv) neither the Company nor any of its subsidiaries
has ever received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of any of the Company or any of its subsidiaries to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

                  (b) the Company and each of its subsidiaries has delivered to the Purchaser an accurate and complete copy of each report, study, survey or other document to which the Company and each of its subsidiaries has access that addresses or otherwise relates to the compliance of the Company and each of its subsidiaries with, or the applicability to the Company and each of its subsidiaries of, any Legal Requirement.

                  (c) To the best Knowledge of the Company and the Selling Shareholders, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Company or any of its subsidiaries or on the ability of the Company, its subsidiaries or any of the Selling Shareholders to comply with or perform any covenant or obligation under this Agreement or any agreement entered into in connection herewith or any of the agreements contemplated by this Agreement, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

         2.15     GOVERNMENTAL AUTHORIZATIONS.

                  (a) Part 2.15 of the Disclosure Schedule identifies: each Governmental Authorization that is held by the Company or any of its subsidiaries; and each other Governmental Authorization that, to the best Knowledge of the Company and the Selling Shareholders, is held by any of the employees of the Company or any of its subsidiaries and relates to or is useful in connection with the business of the Company or any of its subsidiaries. The Company has delivered to the Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.15 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.15 of the Disclosure Schedule is valid and in full force and effect.


                                      12.

                  (b)  Except  as set  forth  in  Part  2.15  of the  Disclosure
Schedule:

                       (i) the Company, each of its subsidiaries, and their respective employees are, and their employees have at all times been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.15 of the Disclosure Schedule;

                       (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.15 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.15 of the Disclosure Schedule;

                       (iii) neither the Company nor any of its subsidiaries has ever received, and, to the best Knowledge of the Selling Shareholders, no employee of the Company or any of its subsidiaries has ever received, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and

                       (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part
2.15 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

                  (c) The Governmental Authorizations identified in Part 2.15 of the Disclosure Schedule constitute all of the Governmental Authorizations necessary (i) to enable the Company and each of its subsidiaries to conduct its business in the manner in which its business is currently being conducted, and
(ii) to permit the Company and each of its subsidiaries to own and use its assets in the manner in which they are currently owned and used.

         2.16     TAX MATTERS

                  (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company or any of its subsidiaries (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by the Company or any of its subsidiaries has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.


                                      13.

                  (b) Part 2.16 of the Disclosure Schedule accurately identifies all Tax Returns required to be filed by or on behalf of the Company or any of its subsidiaries with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("the Company Returns"). All the Company Returns (i) have been or will be filed when due or when permitted to be filed pursuant to a duly authorized extension of the due date, and (ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Company Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. The Company has delivered to the Purchaser accurate and complete copies of all the Company Returns filed since December 31, 1994.

                  (c) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Company and each of its subsidiaries will establish, in the ordinary course of business, reserves adequate for the payment of all Taxes for the period from November 30, 1997 through the Closing Date, and the Company will disclose the dollar amount of such reserves to the Purchaser on or prior to the Closing Date.

                  (d) Each Company Return relating to income Taxes that has been filed with respect to any period ended on or prior to December 31, 1994 has either (i) been examined and audited by all relevant Governmental Bodies, or
(ii) by virtue of the expiration of the limitation period under applicable Legal Requirements, is no longer subject to examination or audit by any Governmental Body. Part 2.16 of the Disclosure Schedule accurately identifies each examination or audit of any Company Return that has been conducted since December 31, 1994. The Company has delivered to the Purchaser accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.16 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

                  (e) Except as set forth in Part 2.16 of the Disclosure Schedule, no claim or other Proceeding is pending or has been to the best Knowledge of the Company and the Selling Shareholders threatened against or with respect to the Company or any of its subsidiaries in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Neither the Company nor any of its subsidiaries has been, or will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.


                                      14.

                  (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company or any of its subsidiaries that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or
Section 162 of the Code. Neither the Company nor any of its subsidiaries is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.17     EMPLOYEE AND LABOR MATTERS.

                  (a)  Part  2.17 of the  Disclosure  Schedule  accurately  sets forth, with respect to each employee of the Company and each employee of each of its subsidiaries (including any employee of the Company or any subsidiary who is on a leave of absence or on layoff status): the name of such employee and the date as of which such employee was originally hired by the Company or any of its subsidiaries; such employee's title, and a description of such employee's duties and responsibilities; the aggregate dollar amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Company or any of its subsidiaries with respect to services performed in 1997; such employee's annualized compensation as of the date of this Agreement; and each Current Benefit Plan in which such employee participates or is eligible to participate.

                  (b) Part 2.17 of the Disclosure Schedule accurately identifies each former employee of the Company and each former employee of each of its subsidiaries who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or any of its subsidiaries or otherwise) relating to such former employee's employment with the Company or any of its subsidiaries, as the case may be; and Part 2.17 of the Disclosure Schedule accurately describes such benefits.

                  (c) Except as set forth in Part 2.17 of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by, and has never been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

                  (d) The employment of each of the employees of the Company and each of the employees of each of its subsidiaries is terminable by the Company and each of its subsidiaries, as the case may be, at will. The Company has delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Company and each of its subsidiaries.

                  (e) To the  best  Knowledge  of the  Company  and the  Selling
Shareholders: no employee of the Company or any of its subsidiaries intends to terminate his employment with the Company or any of its subsidiaries, as the case may be; no employee of the Company or any of its subsidiaries has received an offer to join a business that may be competitive with the business of the Company or any of its


                                      15.

subsidiaries; and no employee of the Company or any of its subsidiaries is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company or any of its subsidiaries, as the case may be, or (B) the business or operations of the Company or any of its subsidiaries.

                  (f) Neither the Company nor any of its subsidiaries is engaged, or has ever been engaged, in any unfair labor practice of any nature. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any of its subsidiaries or any of their respective employees. There is not now pending, and to the best Knowledge of the Company and the Selling Shareholders no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

         2.18     BENEFIT PLANS; ERISA.

                  (a) Part 2.18 of the Disclosure Schedule identifies and provides an accurate and complete description of each Current Benefit Plan and each Past Benefit Plan. Neither the Company nor any of its subsidiaries has ever established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for the Company Plans identified in Part 2.18 of the Disclosure Schedule; and neither the Company nor any of its subsidiaries has ever provided or made available any fringe benefit or other benefit of any nature to any of its employees, except as set forth in Part 2.18 of the Disclosure Schedule.

                  (b) No Company Plan: provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation; is or was a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA; or is or was subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA.

There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with the Company or any of its subsidiaries as a single employer within the meaning of Section 414 of the Code.

                  (c) The Company has delivered to the Purchaser, with respect to each Company Plan: an accurate and complete copy of such Company Plan and all amendments thereto (including any amendment that is scheduled to take effect in the future); an accurate and complete copy of each Contract (including any trust agreement, funding agreement, service provider agreement, insurance agreement, investment management agreement or recordkeeping agreement) relating to such Company Plan; an accurate and complete copy of any description, summary, notification, report or other document that has been furnished to any employee of the Company or any of its subsidiaries with respect to such Company Plan; an accurate and complete copy of any form, report, registration statement or other document that has been filed with or



                                      16.

submitted to any Governmental Body with respect to such Company Plan; and an accurate and complete copy of any determination letter, notice or other document that has been issued by, or that has been received by the Company and each of its subsidiaries from, any Governmental Body with respect to such Company Plan.

                  (d) Each Current Benefit Plan is being operated and administered in full compliance with the provisions thereof, and each Company Plan has at all times been operated and administered in full compliance with the provisions thereof. Each contribution or other payment that is required to have been accrued or made under or with respect to any Company Plan has been duly accrued and made on a timely basis.

                  (e) Each Current Benefit Plan complies and is being operated and administered in full compliance with, and each Company Plan has at all times complied and been operated and administered in full compliance with, all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements. Neither the Company nor any of its subsidiaries has ever incurred any Liability to the Internal Revenue Service or any other Governmental Body with respect to any Company Plan; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) give rise directly or indirectly to any such Liability. Neither the Company, any of its subsidiaries nor any Person that is or was an administrator or fiduciary of any Company Plan (or that acts or has acted as an agent of the Company or any such administrator or fiduciary), has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or may subject the Company or any of its subsidiaries to any Liability for breach of any fiduciary duty or any other duty. No Company Plan, and no Person that is or was an administrator or fiduciary of any Company Plan (or that acts or has acted as an agent of any such administrator or fiduciary): has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code; has failed to perform any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA; or has taken any action that (A) may subject such Company Plan or such Person to any Tax, penalty or Liability relating to any "prohibited transaction," or (B) may directly or indirectly give rise to or serve as a basis for the assertion (by any employee or by any other Person) of any claim under, on behalf of or with respect to such Company Plan.

                  (f) No inaccurate or misleading representation, statement or other communication has been made or directed (in writing or otherwise) to any current or former employee of the Company or any of its subsidiaries (i) with respect to such employee's participation, eligibility for benefits, vesting, benefit accrual or coverage under any Company Plan or with respect to any other matter relating to any Company Plan, or (ii) with respect to any proposal or intention on the part of the Company or any of its subsidiaries to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature.

                  (g) Except as set forth in Part 2.18 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has advised any of its employees (in writing or otherwise)


                                      17.

that it intends or expects to establish or sponsor any Employee Benefit Plan or to provide or make available any fringe benefit or other benefit of any nature in the future.

         2.19     ENVIRONMENTAL MATTERS.

                  (a) Neither the Company nor any of its subsidiaries is liable or potentially liable for any response cost or natural resource damages under
Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar Legal Requirement, at or with respect to any site.

                  (b) Neither the Company nor any of its subsidiaries has ever received any notice or other communication (in writing or otherwise) from any Governmental Body or other Person regarding any actual, alleged, possible or potential Liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material. No Person has ever commenced or to the best Knowledge of the Company and the Selling Shareholders threatened to commence any contribution action or other Proceeding against the Company or any of its subsidiaries in connection with any such actual, alleged, possible or potential Liability; and no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to, or result in the Company or any of its subsidiaries becoming subject to, any such Liability.

                  (c) Except as set forth in Part 2.19 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has ever generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released or disposed of any Hazardous Material (whether lawfully or unlawfully). Except as set forth in Part 2.19 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has ever permitted (knowingly or otherwise) any Hazardous Material to be generated, manufactured, produced, used, treated, refined, processed, handled, stored, discharged, released or disposed of (whether lawfully or unlawfully):

                       (i) on or beneath the surface of any real property that is, or that has at any time been, owned by, leased to, controlled by or used by the Company or any of its subsidiaries;

                       (ii) in or into any surface water, groundwater, soil or air associated with or adjacent to any such real property; or

                       (iii) in or into any well, pit, pond, lagoon, impoundment, ditch, landfill, building, structure, facility, improvement, installation, equipment, pipe, pipeline, vehicle or storage container that is or was located on or beneath the surface of any such real property or that is or has at any time been owned by, leased to, controlled by or used by the Company or any of its subsidiaries.

                  (d) To the best Knowledge of the Company and the Selling Shareholders, all property that is owned by, leased to, controlled by or used by the Company or any of its


                                      18.

subsidiaries, and all surface water, groundwater, soil and air associated with or adjacent to such property:

                       (i) is in clean and healthful condition;

                       (ii) is free of any Hazardous Material and any harmful chemical or physical conditions; and

                       (iii) is free of any environmental contamination of any nature.

                  (e) To the best Knowledge of the Company and the Selling Shareholders, each storage tank or other storage container that is or has been owned by, leased to, controlled by or used by the Company or any of its subsidiaries, or that is located on or beneath the surface of any real property owned by, leased to, controlled by or used by the Company or any of its subsidiaries:

                       (i) is in sound condition; and

                       (ii) has been demonstrated by accepted testing methodologies to be free of any corrosion or leaks.

         2.20     SALE OF PRODUCTS; PERFORMANCE OF SERVICES.

                  (a) Each product that has been sold by the Company or any of its subsidiaries to any Person:

                       (i) conformed and complied in all respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

                       (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale.

All repair services and other services that have been performed by the Company or any of its subsidiaries were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                  (b) Neither the Company nor any of its subsidiaries will incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold, or any repair services or other services performed by, the Company or any of its subsidiaries on or at any time prior to the Closing Date.

                  (c) No product manufactured or sold by the Company or any of its subsidiaries has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.





                                      19.

                  (d) Except as set forth in Part 2.20 of the Disclosure Schedule, no customer or other Person has ever asserted or to the best Knowledge of the Company and the Selling Shareholders threatened to assert any claim against the Company or any of its subsidiaries (i) under or based upon any warranty provided by or on behalf of the Company or any of its subsidiaries, or
(ii) under or based upon any other warranty relating to any product sold by the Company or any of its subsidiaries or any services performed by the Company or any of its subsidiaries. To the best Knowledge of the Company and the Selling Shareholders, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

         2.21     INSURANCE.

                  (a) Part 2.21 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Company and each of its subsidiaries: the name of the insurance carrier that issued such policy and the policy number of such policy; whether such policy is a "claims made" or an "occurrences" policy; a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements and any non-customary exclusions from coverage); the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy.

Part 2.21 of the Disclosure Schedule also identifies (1) each pending application for insurance that has been submitted by or on behalf of the Company or any of its subsidiaries, and (2) each self-insurance or risk-sharing arrangement affecting the Company or any of its subsidiaries or any of its assets. The Company has delivered to the Purchaser accurate and complete copies of all of the insurance policies identified in Part 2.21 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Part 2.21 of the Disclosure Schedule.

                  (b) Each of the policies identified in Part 2.21 of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the best Knowledge of the Company and the Selling Shareholders, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure the business, assets, operations, key employees, services and potential liabilities of the Company and each of its subsidiaries.

                  (c) Except as set forth in Part 2.21 of the Disclosure Schedule, there is no pending claim under or based upon any of the policies identified in Part 2.21 of the Disclosure Schedule; and no event has occurred, and no condition or circumstance exists, that might (with or





                                      20.

without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

                  (d) Neither the Company nor any of its subsidiaries has ever received: any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 2.21 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies; any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part
2.21 of the Disclosure Schedule; or any indication that the issuer of any of the policies identified in Part 2.21 of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

         2.22 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.22 of the Disclosure Schedule: no Related Party has, and no Related Party has at any time since December 31, 1994 had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company or any of its subsidiaries; no Related Party is, or has at any time since December 31, 1994 been, indebted to the Company or any of its subsidiaries; since December 31, 1994, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company or any of its subsidiaries; no Related Party is competing, or has at any time since December 31, 1994 competed, directly or indirectly, with the Company or any of its subsidiaries in any market served by the Company or any of its subsidiaries; no Related Party has any claim or right against the Company or any of its subsidiaries; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company or any of its subsidiaries.

         2.23 CERTAIN PAYMENTS, ETC. Neither the Company, any of its subsidiaries nor any officer, employee, agent or other Person associated with or acting for or on behalf of the Company or any of its subsidiaries, has at any time, directly or indirectly: used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company or any of its subsidiaries; made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person; performed any favor or given any gift which was not deductible for federal income tax purposes; made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(e)" above.

         2.24     PROCEEDINGS; ORDERS.





                                      21.

                  (a) Except as set forth in Part 2.24 of the Disclosure Schedule, there is no pending Proceeding, and to the best Knowledge of the Company and the Selling Shareholders no Person has threatened to commence any
Proceeding: that involves such Selling Shareholders, the Company or any of its subsidiaries or that otherwise relates to or might affect the business of the Company or any of its subsidiaries or any of the assets owned or used by the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is named as a party thereto); or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement.

Except as set forth in Part 2.24 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b) Except as set forth in Part 2.24 of the Disclosure Schedule, no Proceeding has ever been commenced by or against any Selling Shareholder, the Company or any of its subsidiaries; and no Proceeding otherwise involving or relating to any Selling Shareholder, the Company or any of its subsidiaries has been pending or threatened at any time.

                  (c) the Company and the Selling Shareholders have delivered to the Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which it, any of its subsidiaries or he has access that relate to the Proceedings identified in Part 2.24 of the Disclosure Schedule.

                  (d) There is no Order to which the Company or any of its subsidiaries, or any of the assets owned or used by the Company or any of its subsidiaries, is subject; and no Selling Shareholder is not subject to any Order that relates to the business of the Company or any of its subsidiaries or any of the assets owned or used by the Company or any of its subsidiaries.

                  (e) To the best Knowledge of the Company and the Selling Shareholders, no officer or employee of the Company or any of its subsidiaries is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any of its subsidiaries.

                  (f) There is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) of the Company or any of its subsidiaries or on the ability of the Company or its subsidiaries or any of the Selling Shareholders to comply with or perform any covenant or obligation under this Agreement or any of the transactions contemplated by this Agreement, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

                  2.25     AUTHORITY; BINDING NATURE OF AGREEMENTS.

                  (a) The Company and each of its subsidiaries has the right, power and authority to enter into and to perform its obligations under this Agreement; and the execution,




                                      22.

delivery and performance by the Company and each of its subsidiaries of this Agreement have been duly authorized by all necessary action on the part of the Company and each of its subsidiaries and its shareholders. This Agreement constitutes the legal, valid and binding obligation of the Company and each of its subsidiaries, enforceable against the Company and each of its subsidiaries in accordance with its terms.

                  (b) Each Selling Shareholder has the absolute and unrestricted right, power and capacity to enter into and to perform such Selling Shareholder's obligations under this Agreement and the agreements contemplated by this Agreement to which such Selling Shareholder is or may become a party. This Agreement constitutes the legal, valid and binding obligation of each Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms. Upon the execution of each of the other agreements contemplated by this Agreement at the Closing, each such other agreement will constitute the legal, valid and binding obligation of each Selling Shareholder, and will be enforceable against each Selling Shareholder in accordance with its terms.

                  (c) The spouse of each Selling Shareholder has the absolute and unrestricted right, power and capacity to execute and deliver and to perform their obligations under the Spousal Consents being executed by them. Said Spousal Consents constitute their legal, valid and binding obligations, enforceable against them in accordance with their terms.

         2.26 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.26 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any of the agreements contemplated by this Agreement, nor the consummation or performance of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation or bylaws of the Company or any of its subsidiaries, or (ii) any resolution adopted by the shareholders of the Company or any of its subsidiaries, the board of directors or any committee of the board of directors of the Company or any of its subsidiaries;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, any of its subsidiaries or any of the Selling Shareholders, or any of the assets owned or used by the Company or any of its subsidiaries, is subject;

                  (c) cause the Company, any of its subsidiaries, the Purchaser or any affiliate of the Purchaser to become subject to, or to become liable for the payment of, any Tax;

                  (d) cause any of the assets owned or used by the Company or any of its subsidiaries to be reassessed or revalued by any taxing authority or other Governmental Body;

                  (e) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel,


                                      23.

terminate or modify, any Governmental Authorization that is held by the Company or any of its subsidiaries or any of its employees or that otherwise relates to the business of the Company or any of its subsidiaries or to any of the assets owned or used by the Company or any of its subsidiaries;

                  (f) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Company Contract;

                  (g) give any Person the right to (i) declare a default or exercise any remedy under any Material Company Contract, (ii) accelerate the maturity or performance of any Material Company Contract, or (iii) cancel, terminate or modify any Material Company Contract;

                  (h) contravene, conflict with or result in a violation or breach of or a default under any provision of, or give any Person the right to declare a default under, any Contract to which any Selling Shareholder is a party or by which any Selling Shareholder is bound; or

                  (i) result in the imposition or creation of any Encumbrance upon or with respect to any of the Shares or any asset owned or used by the Company or any of its subsidiaries.

Except as set forth in Part 2.26 of the Disclosure Schedule, neither the Company, any of its subsidiaries nor any Selling Shareholder was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or any of the agreements contemplated by this Agreement or the consummation or performance of any of the transactions contemplated by this Agreement.

         2.27 BROKERS. Neither the Company, any of its subsidiaries nor any Selling Shareholder has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

         2.28     SELLING SHAREHOLDERS.

                  (a) Each Selling Shareholder (i) is the record and beneficial owner of the Shares, (ii) has good and marketable title to the Shares and (iii) has the absolute right, power and authority to sell, transfer and deliver the Shares, in each case free and clear of all Encumbrances. Except for the Shares, no Selling Shareholder owns any, and there are no, additional shares of capital stock of the Company issued and outstanding. There are no options, warrants, rights, calls, commitments or other agreements of any character whatsoever related to shares owned by any Selling Shareholder.

                  (b) Each Selling Shareholder: has not, at any time, (A) made a general assignment for the benefit of creditors, (B) filed, or had filed against such Selling Shareholder, any bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of such Selling Shareholder's assets, (D) admitted in writing such Selling Shareholder's inability to pay such Selling Shareholder's debts as they become due,





                                      24.

(E) been convicted of, or pleaded guilty to, any felony, (F) taken or been the subject of any action that may have an adverse effect on such Selling Shareholder's ability to comply with or perform such Selling Shareholder's covenants or obligations under this Agreement or any of the agreements contemplated by this Agreement; is subject to any Order that may have an adverse effect on such Selling Shareholder's ability to comply with or perform such Selling Shareholder's covenants or obligations under this Agreement or any of the agreements contemplated by this Agreement, or (G) obtained any loans or incurred any indebtedness for which any property, assets or securities of the Company is pledged as collateral and there are no Encumbrances on any of the properties, assets or securities of the Company imposed in connection with any indebtedness or other obligations of such Selling Shareholder.

                  (c) There is no Proceeding pending, and to the best Knowledge of the Company and the Selling Shareholders no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of any Selling Shareholder to comply with or perform such Selling Shareholder's covenants or obligations under this Agreement or any of the agreements contemplated by this Agreement. No event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

         2.29     FULL DISCLOSURE.

                  (a) Neither this Agreement nor any of the agreements contemplated by this Agreement contains or will contain any untrue statement of fact; and neither this Agreement nor any of the agreements contemplated by this Agreement omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                  (b)  Except  as set  forth  in  Part  2.29  of the  Disclosure
Schedule, there is no fact within the Knowledge of the Company or the Selling Shareholders that (i) may have an adverse effect on the business of the Company or any of its subsidiaries, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Company, any of its subsidiaries or any of the Selling Shareholders to comply with or perform any covenant or obligation under this Agreement or any of the agreements contemplated by this Agreement, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions this Agreement or any of the agreements contemplated by this Agreement.

                  (c) All of the information set forth in the Disclosure Schedule, and all other information regarding the Company and each of its subsidiaries and their respective businesses, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to the Purchaser or any of its Representatives by or on behalf of the Company and each of its subsidiaries or any of the Company's Representatives, is accurate and complete in all respects.




                                      25.

                  (d) The Company and the Selling Shareholders have provided the Purchaser and the Purchaser's Representatives with full and complete access to all of the records and other documents and data of the Company and each of its subsidiaries .

         2.30 INVESTMENT REPRESENTATIONS. The Selling Shareholder understands that the shares of Purchaser Common Stock to be issued pursuant to Section 1.1 of this Agreement have not been registered under the Securities Act or qualified under state securities or "blue sky" laws ("State Securities Laws"). Each Selling Shareholder also understands that the shares of Purchaser Common Stock are being issued pursuant to an exemption from registration and/or qualification contained in the Securities Act and applicable State Securities Laws based in part upon the Selling Shareholder's representations contained in this Agreement. Each Selling Shareholder hereby represents and warrants as follows:

                  (a) SELLING SHAREHOLDER BEAR ECONOMIC RISK. Selling Shareholder has substantial experience in evaluating the merits and risks of its investment in the Purchaser and has the capacity to protect its own interests. Selling Shareholder must bear the economic risk of this investment indefinitely unless the shares of Purchaser Common Stock are registered pursuant to the Securities Act, or an exemption from such registration is available. Selling Shareholder understands that the Company is not obligated to, and has no present intention to register the shares of Purchaser Common Stock to be issued pursuant to this Agreement. Selling Shareholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Selling Shareholder to transfer all or any portion of the shares of Purchaser Common Stock under the circumstances, in the amounts or at the times the Selling Shareholder might propose.

                  (b) ACQUISITION FOR OWN ACCOUNT. Selling Shareholder is acquiring the shares of Purchaser Common Stock for Selling Shareholder's own account and beneficial interest for investment only, and not for sale or with a view to distribution of the shares of Purchaser Common Stock or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention. Selling Shareholder also represents that the entire legal and beneficial interest of the shares of Purchaser Common Stock be is acquiring pursuant to this Agreement is being acquired for the account of the Selling Shareholder only and neither in whole nor in part for any other person, and that any transfer of the shares of Purchaser Common Stock will be made in compliance with the Securities Act and all other applicable securities laws.

                  (c) SELLING SHAREHOLDER CAN PROTECT ITS INTERESTS. Selling Shareholder represents that by reason of his business or financial experience, Selling Shareholder has the capacity to protect his own interests in connection with the transactions contemplated in this Agreement.

                  (d) COMPANY INFORMATION. Selling Shareholder has had an opportunity to discuss the Purchaser's business, management and financial affairs with directors, officers and



                                     26.

management of the Purchaser and has had the opportunity to review the Purchaser's operations and facilities. Selling Shareholder has also had the opportunity to ask questions of, and receive answers from, the Purchaser and its management regarding the terms and conditions of this investment and to obtain any additional information necessary to verify the accuracy of the information given the Selling Shareholder. Selling Shareholder acknowledges that he has received all the information he has requested from the Purchaser and considers necessary or appropriate for deciding whether to acquire the shares of Purchaser Common Stock.

                  (e) RULE 144. Selling Shareholder acknowledges and agrees that the shares of Purchaser Common Stock issued pursuant to this Agreement must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Selling Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares acquired in a private transaction subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Purchaser, the resale occurring not fewer than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as such term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (f) RESIDENCE. Each Selling Shareholder is a resident of the State of Missouri.

SECTION 3.        REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  The Purchaser represents and warrants, to and for the benefit of the Selling Shareholder, as follows:

         3.1 ACQUISITION OF SHARES. The Purchaser is not acquiring the Shares with the current intention of making a public distribution thereof.

         3.2 DUE ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used and to perform its obligations under all Contracts to which the Purchaser is a party.

         3.3 CAPITALIZATION, ETC. The authorized capital stock of the Company consists of 10,000,000 shares of common stock having a par value of $.01 per share, of which 3,139,650 shares have been issued and are outstanding, and 1,000,000 shares of preferred stock having a par value of $.01 per share, none of which has ever been issued or is outstanding. The Purchaser has, and each Selling Shareholder will acquire at the Closing, good and valid title to the Purchaser Common Stock free and clear of any Encumbrances. All of the Purchaser Common Stock to be issued to the Selling Shareholders pursuant to this Agreement
(i) will be duly authorized and validly issued, (ii) will be fully paid and non-assessable, and (iii) will be issued in full compliance with all applicable securities laws and other applicable Legal Requirements.



                                      27.

         3.4 AUTHORITY; BINDING NATURE OF AGREEMENT. Upon the adoption of appropriate resolutions by the Purchaser's board of directors:

                  (a) the Purchaser will have the right, power and authority to enter into and perform its obligations under this Agreement;

                  (b) the execution, delivery and performance of this Agreement by the Purchaser will have been duly authorized by all necessary action on the part of the Purchaser; and

                  (c) this Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         3.5 SEC FILINGS. Purchaser has made available to the Company a complete and accurate copy (excluding copies of exhibits) of each report, schedule, registration statement and definitive proxy statement filed by Purchaser with the SEC on or after January 1, 1997 (the "Purchaser SEC Documents"), which are all the forms, reports and documents required to be filed by Purchaser with the SEC since January 1, 1997. The Purchaser SEC Documents (i) complied with the requirements of the Securities Act or the Exchange Act, as the case may be, at and as of the times they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing); and (ii) did not at and as of the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3.6 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement or any of the agreements contemplated by this Agreement, nor the consummation or performance of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws of the Purchaser, or (ii) any resolution adopted by the shareholders of the Purchaser, the board of directors or any committee of the board of directors of the Purchaser;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Purchaser, or any of the assets owned or used by the Purchaser, is subject;

         3.7 BROKERS. Purchaser has not agreed or become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.




                                      28.

4.       INDEMNIFICATION, ETC.

         4.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  (a) The representations and warranties of the Company and the Selling Shareholders shall survive the Closing and the sale of the Shares to the Purchaser; any sale or other disposition of any or all of the Shares by the Purchaser; and any Acquisition Transaction effected by or otherwise involving the Purchaser or the Company or any of its subsidiaries and shall expire on the date that is thirty (30) calendar days following the date of receipt by Purchaser of its final audited consolidated financial statements for the fiscal year ended June 30, 1998 (the "Expiration Date"); provided, however, that if, at any date prior to the Expiration Date, Purchaser (acting in good faith) delivers to the Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by any Selling Shareholder or the Company (and setting forth in reasonable detail the basis for Purchaser's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 4.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such date as such claim is fully and finally resolved.

                  (b) The representations and warranties of the Company and the Selling Shareholders, and the rights and remedies that may be exercised by the Indemnities, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnities or any of their Representatives.

                  (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and each of its subsidiaries and the Selling Shareholders in this Agreement.

         4.2 INDEMNIFICATION BY THE SELLING SHAREHOLDERS. The Selling Shareholders shall, jointly and severally, hold harmless and indemnify each of the Indemnities from and against, and shall compensate and reimburse each of the Indemnities for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnities or to which any of the Indemnities may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with any inaccuracy in or breach of any representation or warranty made by the Company or any of its subsidiaries or the Selling Shareholders in this Agreement, in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf of the Company or the Selling Shareholders; provided, however, that the Selling Shareholders shall not be required to make any indemnification payment pursuant to this Section 4.2 for any breach of any of his representations and warranties until such time as the total amount of Damages (including the Damages arising from such breach and all other Damages arising from any other breach of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnities, or to which any one or more of the Indemnities has or have otherwise become subject, exceeds $50,000 in the aggregate and at such time as the total amount


                                      29.

of such Damages exceeds $50,000 in the aggregate the Indemnities shall be entitled to be indemnified against the full amount of such damages (and not merely the portion of such Damages exceeding $50,000); provided, further, however, that the liability of each of the Selling Shareholders for any and all Damages shall be limited solely to the Indemnity Shares of each such Selling Shareholder.

         4.3 RIGHT TO REQUIRE CURE OF BREACH. Without limiting the generality of anything contained in Section 4.2, if there is any breach of any representation or warranty made by the Company or the Selling Shareholders, then the Selling Shareholders shall be obligated to pay such amounts to the Company and take such other actions as the Purchaser may in good faith request for the purpose of causing such breach to be corrected, cured and eliminated in all respects (at no cost to the Company or the Purchaser).

         4.4 NO CONTRIBUTION. Each Selling Shareholder waives, and acknowledges and agrees that such Selling Shareholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Company in connection with such indemnification obligation or any other Liability to which such Selling Shareholder may become subject under this Agreement or the transactions contemplated hereby.

         4.5 SETOFF. In addition to any rights of setoff or other rights that the Purchaser or any of the other Indemnities may have at common law or otherwise, the Purchaser shall have the right to set off any amount that may be owed to any Indemnitee under this Section 4 against any amount otherwise payable by any Indemnitee to the Selling Shareholders, including, without limitation the right to set off such Damages against, and cancel, any Indemnity Shares in accordance with the Escrow Agreement.

         4.6 NONEXCLUSIVITY OF INDEMNIFICATION REMEDIES. The indemnification remedies and other remedies provided in this Section 4 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 4 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

         4.7 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Company, against any other Selling Shareholders or against any other Person) with respect to which any of the Indemnitors may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 4, the Purchaser shall have the right, at its election, to designate the Agent to assume the defense of such claim or Proceeding at the sole expense of the Selling Shareholders. If the Purchaser so elects to designate the Agent to assume the defense of any such claim or Proceeding:


                                      30.

                  (a) the Agent shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to the Purchaser;

                  (b) the Purchaser shall make available to the Agent any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defense of such claim or Proceeding;

                  (c) the Agent shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

                  (d) the Purchaser shall have the right to participate in the defense of such claim or Proceeding;

                  (e) the Agent shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser; and

                  (f) the Purchaser may at any time (notwithstanding the prior designation of the Agent to assume the defense of such claim or Proceeding) assume the defense of such claim or Proceeding. If the Purchaser does not elect to designate the Agent to assume the defense of any such claim or Proceeding (or if, after initially designating the Agent to assume such defense, the Purchaser elects to assume such defense), the Purchaser may proceed with the defense of such claim or Proceeding on its own. If the Purchaser so proceeds with the defense of any such claim or Proceeding on its own: (i) all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Purchaser) shall be borne and paid exclusively by the Selling Shareholders; (ii) the Selling Shareholders shall make available to the Purchaser any documents and materials in the possession or control of any of the Selling Shareholders that may be necessary to the defense of such claim or Proceeding; (iii) the Purchaser shall keep the Agent informed of all material developments and events relating to such claim or Proceeding; and (iv) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Agent; provided, however, that the Agent shall not unreasonably withhold such consent.

         4.8 EXERCISE OF REMEDIES BY INDEMNITIES OTHER THAN PURCHASER. No Indemnitee (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

Section 5.        MISCELLANEOUS PROVISIONS

         5.1 FURTHER ASSURANCES. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.





                                      31.

         5.2      FEES AND EXPENSES.

                  (a) The Selling Shareholders shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to counsel for the Company) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of the Company or the Selling Shareholders in excess of $30,000 in connection with: the negotiation, preparation and review of any letter of intent or similar document relating to this Agreement or any of the transactions contemplated by this Agreement; the investigation and review conducted by the Purchaser and its Representatives with respect to the Company's business (and the furnishing of information to the Purchaser and its
Representatives in connection with such investigation and review); the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with this Agreement or any of the transactions contemplated by this Agreement; the preparation and submission of any filing or notice required to be made or given in connection with, and the obtaining of any Consent required to be obtained in connection with; and the consummation and performance of the transactions contemplated by this Agreement.

The Company shall not bear or pay, and the Selling Shareholders shall not permit the Company to bear or pay, any such fees, costs or expenses in excess of $30,000 in the aggregate.

                  (b) Subject to the provisions of Section 4 (including the indemnification and other obligations of the Selling Shareholders thereunder), the Purchaser shall bear and pay all fees, costs and expenses (including all legal fees and expenses payable to Cooley Godward LLP) that have been incurred or that are in the future incurred by or on behalf of the Purchaser in connection with: the negotiation, preparation and review of any letter of intent or similar document relating to this Agreement or any of the transactions contemplated by this Agreement; the investigation and review conducted by the Purchaser and its Representatives with respect to the Company's business; the negotiation, preparation and review of this Agreement and all certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement; and the consummation and performance of the transactions contemplated by this Agreement.

         5.3 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or any of the transactions contemplated by this Agreement or the enforcement of any provision of any of this Agreement or any of the transactions contemplated by this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         5.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):




                                      32.

                  if to the Company:

                           CCI Group, Inc.
                           13739 Rider Trail North
                           Earth City, MO 63045
                           Attention:  Robert Nichols


                  if to the Agent of the Selling Shareholders:

                           Robert Nichols
                           CCI Group, Inc.
                           13739 Rider Trail North
                           Earth City, MO 63045



                           in either case with a copy to (which shall not constitute notice):

                           Greensfelder, Hemker & Gale P.C.
                           10 South Broadway, Suite 2000
                           St. Louis, MO  63102
                           Attention:  Mark A. Shklar
                           Telecopier:  (314) 241-3237


                  if to the Purchaser:

                           Javelin Systems, Inc.
                           1881 Langley Avenue
                           Irvine, CA  92614
                           Attention:  Horace Hertz
                           Telecopier:  714/223-5138

                           with a copy to (which shall not constitute notice):


                           Cooley Godward LLP
                           4365 Executive Drive, Suite 1100
                           San Diego, CA  92121
                           Attn:  Jeremy D. Glaser, Esq.


         5.5      PUBLICITY.  On and at all times after the Closing Date:

                  (a) no press release or other publicity concerning this Agreement or any of the transactions contemplated by this Agreement shall be issued or otherwise disseminated by or on behalf of the Company or the Selling Shareholders, and the Company and the Selling




                                      33.

Shareholders shall continue to keep the existence and terms of this Agreement and the transactions contemplated by this Agreement strictly confidential; and

             (b) the Selling Shareholders shall keep strictly confidential, and shall not use or disclose to any other Person, any non-public document or other information in the Selling Shareholders' possession that relates directly or indirectly to the business of the Company or any of its subsidiaries, the Purchaser or any affiliate of the Purchaser.

         5.6 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         5.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         5.8 COUNTERPARTS.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         5.9 GOVERNING LAW; VENUE.

             (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

             (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Orange, California.

Each party to this Agreement: expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Orange, California (and each appellate court located in the State of California) in connection with any such legal proceeding; agrees that each state and federal court located in the County of Orange, California shall be deemed to be a convenient forum; and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Orange, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                  (c) Each Selling Shareholder agrees that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against such Selling Shareholder in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.




                                      34.

                  (d) Nothing contained in Section 5.9(b) or 5.9(c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Company or the Selling Shareholders in any other forum or jurisdiction.

         5.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); each Selling Shareholder and their personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Selling Shareholders; the Purchaser; the other Indemnities (subject to Section 4.8); and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 4), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         5.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Each Selling Shareholder agrees that:

              (a) in the event of any breach or threatened breach by such Selling Shareholder of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and

              (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         5.12 WAIVER.

              (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         5.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Agent.




                                      35.

         5.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         5.15 PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their Representatives, the Indemnities and their respective successors and assigns (if any).

         5.16 ENTIRE AGREEMENT. This Agreement and the transactions contemplated by this Agreement set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         5.17     CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         5.18     SELLING SHAREHOLDERS' AGENT.

                  (a) The Selling Shareholders hereby irrevocably nominate, constitute and appoint Robert Nichols (the "Agent") as the agent and true and lawful attorney-in-fact of the Selling Shareholders, with full power of substitution, to act in the name, place and stead of the Selling Shareholders for purposes of executing any documents and taking any actions that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate in connection with the performance of this Agreement or any of the transactions contemplated hereby. Robert Nichols hereby accepts his appointment as Agent.





                                      36.

                  (b) The Selling Shareholders hereby grant to the Agent full authority to execute, deliver, acknowledge, certify and file on behalf of the Selling Shareholders (in the name of any or all of the Selling Shareholders or otherwise) any and all documents that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Agent may, in his sole discretion, determine to be appropriate. Notwithstanding anything to the contrary contained in this Agreement or any of the agreements contemplated by this Agreement: (i) the Purchaser shall be entitled to deal exclusively with the Agent on all matters relating to this Agreement or any of the transactions contemplated by this Agreement (including all matters relating to any notice to, or any Consent to be given or action to be taken by, any Selling Shareholder); and (ii) each Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Selling Shareholder by the Agent, and on any other action taken or purported to be taken on behalf of any Selling Shareholder by the Agent, as fully binding upon such Selling Shareholder.

                  (c) The Selling Shareholders recognize and intend that the power of attorney granted in Section 5.18(a): (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Agent; and (iii) shall survive the death or incapacity of each of the Selling Shareholders.

                  (d) The Agent shall be entitled to treat as genuine, and as the document it purports to be, any letter, facsimile, telex or other document that is believed by his to be genuine and to have been telexed, telegraphed, faxed or cabled by a Selling Shareholder or to have been signed and presented by a Selling Shareholder.

                  (e) If the Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities hereunder, the Selling Shareholders shall, within ten days after such death or disability, appoint a successor to the Agent and immediately thereafter notify the Purchaser of the identity of such successor. Any such successor shall succeed the Agent as Agent hereunder. If for any reason there is no Agent at any time, all references herein to the Agent shall be deemed to refer to the Selling Shareholders.

                  (f) All expenses incurred by the Agent in connection with the performance of his duties as Agent shall be borne and paid by the Selling Shareholders.






                                      37.

         The parties hereto have caused this Plan of Reorganization and Stock Purchase Agreement to be executed and delivered as of the first date set forth above.



"PURCHASER":                                JAVELIN SYSTEMS, INC.
                                             A DELAWARE CORPORATION


                                            By:
                                               ---------------------------------


"THE COMPANY":                              CCI GROUP, INC.,
                                             A MISSOURI CORPORATION



                                            By:
                                               ---------------------------------
                                                  Robert Nichols, President



"SELLING SHAREHOLDERS":


                                            ------------------------------------
                                            ROBERT NICHOLS

                                            ------------------------------------
                                            ROBERT HESS

                                            ------------------------------------
                                            MELISSA SOBO

                                            ------------------------------------
                                            RENEE VOIROL




                                      38.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS



         For purposes of the Agreement (including this Exhibit A):

         Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

                  (a) the sale or other disposition of all or any portion of the Company's business or assets (other than in the ordinary course of business);

                  (b) the issuance, sale or other disposition of (i) any capital stock of the Company, (ii) any option, call, warrant or right (whether or not immediately execrable) to acquire any capital stock of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of the Company; or

                  (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company.

         AGREEMENT. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

         CERCLA. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

         CLOSING. "Closing" shall have the meaning specified in Section 1.4 of the Agreement.

         CLOSING DATE. "Closing Date" shall have the meaning specified in
Section 1.4 of the Agreement.

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         COMPANY. "Company" shall mean CCI Group, Inc., a Missouri corporation.

         COMPANY FINANCIAL STATEMENTS. "Company Financial Statements" shall have the meaning specified in Section 2.4 of the Agreement.

         COMPANY PLAN. "Company Plan" shall mean any Current Benefit Plan or Past Benefit Plan of the Company or any of its subsidiaries.

         COMPANY RETURNS. "Company Returns" shall have the meaning specified in
Section 2.16 of the Agreement.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

         CURRENT BENEFIT PLAN. "Current Benefit Plan" shall mean any Employee Benefit Plan of the Company or any of its subsidiaries that is currently in effect and:

                  (a) that was established or adopted by the Company or any ERISA Affiliate or is maintained or sponsored by the Company;

                  (b) in which the Company or any of its subsidiaries participates;

                  (c) with respect to which the Company or any of its subsidiaries or any ERISA Affiliate is or may be required or permitted to make any contribution; or

                  (d) with respect to which the Company or any of its subsidiaries or any ERISA Affiliate is or may become subject to any Liability.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Company and the Selling Shareholder, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3(3) of ERISA.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with the Company under Section 414 of the Code.

         GAAP. "GAAP" shall mean generally accepted accounting principles, applied on a basis consistent with the basis on which the Company Financial Statements were prepared.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:

                  (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

                  (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY.  "Governmental Body" shall mean any:

                  (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         HAZARDOUS MATERIAL.  "Hazardous Material" shall include:

                  (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl;

                  (b) any waste, gas or other substance or material that is explosive or radioactive;

                  (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical" or "toxic chemical" as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement (including CERCLA, any other so-called "superfund" or "superlien" law, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act and the respective regulations promulgated thereunder);

                  (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and

                  (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause "(a)", "(b)", "(c)" or "(d)" above.

         INDEMNITIES.  "Indemnities" shall mean the following Persons:

                  (a) the Purchaser;

                  (b) the Purchaser's current and future affiliates (including the Company);

                  (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and

                  (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above;

provided, however, that (i) the Company shall not be entitled to exercise any rights as an Indemnitee prior to the Closing, and (ii) the Selling Shareholder shall not at any time be deemed to be an "Indemnitee."

         KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a diligent and comprehensive investigation concerning the truth or existence of such fact or other matter.

the Company shall be deemed to have "Knowledge" of a particular fact or other matter if any officer, or employee of the Company has Knowledge of such fact or other matter.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         MATERIAL COMPANY CONTRACT DEFINITION

                  (a) Part 2.12 of the Disclosure Schedule identifies each Contract that constitutes a "Material Company Contract." For purposes of this Agreement, a "Material Company Contract" shall be deemed to be any Contract to which the Company or any of its subsidiaries is a party:

                           (i) relating to the employment or engagement of, or
the performance of services by, any employee, consultant or independent contractor which involves a potential commitment in excess of $60,000 per year;

                           (ii) relating to the acquisition, transfer, use,
development, sharing or license of any technology or any Proprietary Asset (except for any Proprietary Asset that is licensed under any third party software license agreement generally available to the public at a cost of less than $10,000);

                           (iii) imposing any restriction on the right or
ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                           (iv) creating or involving any agency relationship,
distribution arrangement or franchise relationship involving payments or obligations in excess of $25,000 per year;

                           (v) relating to the acquisition, issuance or transfer
of any securities;

                           (vi) creating or relating to the creation of any
Encumbrance with respect to any asset owned or used by the Company or any of its subsidiaries having a value in excess of $25,000;

                           (vii) involving or incorporating any guaranty, any
pledge, any performance or completion bond, any indemnity (other than customary intellectual property indemnitees for hardware and software), any right of contribution or any surety arrangement, any of which obligations involve an obligation in excess of $25,000 per year;

                           (viii) creating or relating to any partnership or
joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                           (ix) relating to the purchase or sale of any product
or other asset by or to, or the performance of any services by or for, any Related Party;

                           (x) entered into outside the ordinary course of
business;

                           (xi) that may not be terminated by the Company or any
of its subsidiaries (without penalty) within 60 days after the delivery of a termination notice by the Company or any of its subsidiaries; and

                           (xii) contemplating or involving (A) the payment or
delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate.)

         ORDER.  "Order" shall mean any:

                  (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is, has been or may in the future be issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

                  (b) Contract with any Governmental Body that is, has been or may in the future be entered into in connection with any Proceeding.

         PAST BENEFIT PLAN. "Past Benefit Plan" shall mean any Employee Benefit Plan (other than a Current Benefit Plan):

                  (a) of which the Company, any of its subsidiaries or any ERISA Affiliate has ever been a "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or that otherwise has at any time been established, adopted, maintained or sponsored by the Company or by any ERISA Affiliate;

                  (b) in which the Company, any of its subsidiaries or any ERISA Affiliate has ever participated;

                  (c) with respect to which the Company, any of its subsidiaries or any ERISA Affiliate has ever made, or has ever been required or permitted to make, any contribution; or

                  (d) with respect to which the Company, any of its subsidiaries or any ERISA Affiliate has ever been subject to any Liability.

         PERSON.  "Person" shall mean any individual, Entity or Governmental
Body.

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         PURCHASER. "Purchaser" shall mean Javelin Systems, Inc., a Delaware corporation.

         RELATED PARTY. Each of the following shall be deemed to be a "Related Party":

                  (a) the Selling Shareholder;

                  (b) each individual who is, or who has at any time been, an officer of the Company;

                  (c) each member of the family of each of the individuals referred to in clauses "(a)" and "(b)" above; and

                  (d) any Entity (other than the Company) in which any one of the individuals referred to in clauses "(a)", "(b)" and "(c)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives. The Selling Shareholder and all other Related Parties shall be deemed to be "Representatives" of the Company.

         SCHEDULED CLOSING TIME. "Scheduled Closing Time" shall have the meaning specified in Section 1.4 of the Agreement.

         SELLING SHAREHOLDERS. "Selling Shareholders" shall have the meaning specified in the introductory paragraph of the Agreement.

         SHARES. "Shares" shall have the meaning specified in Recital "A" to the Agreement.

         SPOUSAL CONSENTS. "Spousal Consents" shall mean the Spousal Consents being executed by the respective spouses of the Selling Shareholder contemporaneously with the execution and delivery of the Agreement.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall have the meaning specified in Section 2.4 of the Agreement.

                                    EXHIBIT B

                            FORM OF ESCROW AGREEMENT

                                    EXHIBIT C

                             INVESTOR QUESTIONNAIRE

                                    EXHIBIT D

            FORM OF GREENSFELDER, HEMKER & GALE, P.C. OPINION LETTER

                                    EXHIBIT E

                          FORM OF EMPLOYMENT AGREEMENT

                                    EXHIBIT F

                    FORM OF COOLEY GODWARD LLP OPINION LETTER

                                   SCHEDULE 1

                              SELLING SHAREHOLDERS


                                                    Shares of Javelin Systems, Inc.      Indemnity Shares to be
                       Shares Of CCI Group, Inc.          to be Delivered at               Placed in Escrow at
    Shareholder                  Owned                       Closing                            Closing
    -----------        -------------------------    -------------------------------    ----------------------------
Robert Nichols                  832.0896                         278,750                          278,750
Robert Hess                     134.3284                          81,000                            9,000
Melissa Sobo                     22.3881                          13,500                            1,500
Renee Voirol                     11.1940                           6,750                              750
                              ----------                         -------                          -------
Total                         1,000.0000                         380,000                          290,000